UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 774-3034

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 1, 2015, E. I. du Pont de Nemours and Company (“EID”) completed the separation of EID’s Performance Chemicals segment through the spin-off of all the issued and outstanding stock of The Chemours Company (“Chemours”) to holders of EID common stock (the “Chemours Separation”). In connection with the spin-off, EID and Chemours entered into a Separation Agreement (as amended, the “Chemours Separation Agreement”). Effective August 31, 2017, EID and The Dow Chemical Company each merged with subsidiaries of DuPont de Nemours, Inc. (f/k/a DowDuPont Inc.) (the “Company”) and, as a result, EID and The Dow Chemical Company became subsidiaries of the Company. As part of the Company’s spin off of Corteva Inc. (“Corteva”), EID ceased to be a subsidiary of the Company and EID became the subsidiary of Corteva on June 1, 2019.

In 2017, EID and Chemours amended the Chemours Separation Agreement to provide for a limited sharing of potential future liabilities related to alleged historical releases of perfluorooctanoic acids and its ammonium salts (“PFOA”) for a five-year period that began on July 6, 2017. In addition, in 2017, Chemours and EID each paid $335 million to settle the multi-district litigation in the U.S. District Court for the Southern District of Ohio (“Ohio MDL”), thereby resolving claims of about 3,550 plaintiffs alleging injury from exposure to PFOA in drinking water as a result of the historical manufacture or use of PFOA at the Washington Works plant outside Parkersburg, West Virginia. That plant was previously owned and/or operated by the performance chemicals segment of EID and is now owned and/or operated by Chemours. The 2017 settlement did not resolve claims of certain class members who did not have claims in the Ohio MDL or whose claims are based on diseases first diagnosed after February 11, 2017. About 96 claims alleging personal injury have been filed since the 2017 settlement and a number of additional pre-suit claims for personal injury have been asserted. These filed cases are currently pending in the Ohio MDL. The Company is not named in these cases.

On May 13, 2019, Chemours filed suit in the Delaware Court of Chancery against EID, Corteva and the Company seeking, among other things, to limit its responsibility for the litigation and environmental liabilities allocated to and assumed by Chemours under the Chemours Separation Agreement (the “Delaware Litigation”). On March 30, 2020, the Court of Chancery granted a motion to dismiss. On December 15, 2020, the Delaware Supreme Court affirmed the judgment of the Court of Chancery. Meanwhile, a confidential arbitration process regarding the same and other claims has proceeded (the “Pending Arbitration”).

Item 1.01	Entry Into a Material Definitive Agreement.

On January 22, 2021, the Company, Corteva, EID and Chemours entered into a binding Memorandum of Understanding (the “MOU”), pursuant to which the parties have agreed to release certain claims regarding the Delaware Litigation and the Pending Arbitration, including that Chemours has released any claim set forth in the complaint filed in the Delaware Litigation, any other similar claims arising out of or resulting from the facts recited by Chemours in the complaint or the process and manner in which EID structured or conducted the Chemours Separation, and any other claims that challenge the Chemours Separation or the assumption of Chemours Liabilities (as defined in the Chemours Separation Agreement) by Chemours and the allocation thereof, subject in each case to certain exceptions set forth in the MOU. The parties have further agreed not to bring any future, additional claims regarding the Chemours Separation Agreement or the MOU outside of arbitration. In connection with entering into the MOU, the parties will jointly terminate the Pending Arbitration.

Pursuant to the MOU, the parties have agreed to share certain potential future liabilities related to alleged historical releases of certain per and poly fluorinated substances (“PFAS”), including PFOA, arising out of pre-July 1, 2015 conduct (“PFAS Liabilities”) until the earlier to occur of (i) December 31, 2040, (ii) the day on which the aggregate amount of Qualified Spend (as defined in the MOU) is equal to $4 billion or (iii) a termination in accordance with the terms of the MOU.

The parties have agreed that, during the term of this sharing arrangement, Chemours will bear 50% of any Qualified Spend and the Company and Corteva shall bear 50% of any Qualified Spend. The Company’s and Corteva’s share of Qualified Spend shall not exceed $2 billion in the aggregate. After the term of this arrangement, Chemours’ indemnification obligations under the Separation Agreement would continue unchanged, subject in each case to certain exceptions set forth in the MOU.

In order to support and manage any potential future PFAS Liabilities, the parties have also agreed to establish an escrow account. The MOU provides that (1) no later than each of September 30, 2021 and September 30, 2022, Chemours shall deposit $100 million into an escrow account and DuPont and Corteva shall together deposit $100 million in the aggregate into an escrow account and (2) no later than September 30 of each subsequent year through and including 2028, Chemours shall deposit $50 million into an escrow account and DuPont and Corteva shall together deposit $50 million in the aggregate into an escrow account. Subject to the terms and conditions set forth in the MOU, each party may be permitted to defer funding in any year (excluding 2021). Additionally, if on December 31, 2028, the balance of the escrow account (including interest) is equal to or less than $700 million, Chemours will make 50% of the deposits and DuPont and Corteva together will make 50% of the deposits necessary to restore the balance of the escrow account to $700 million. Such payments will be made in a series of consecutive annual equal installments commencing on September 30, 2029 pursuant to the escrow account replenishment terms as set forth in the MOU.

All funding obligations of the Company and Corteva under this sharing arrangement, whether in respect of escrow funding or in respect of Qualified Spend, will be allocated between the Company and Corteva in accordance with the terms of the Separation and Distribution Agreement, dated as of April 1, 2019, by and among the Company, Corteva and Dow, Inc. and the terms of the Letter Agreement, dated as of June 1, 2019 by and between the Company and Corteva. Generally, the Company and Corteva will each bear 50 percent of the first $300 million (up to $150 million each) of DuPont and Corteva’s share of funding obligations and amounts in excess of $300 million generally will be borne 71 percent by the Company and 29 percent by Corteva (except to the extent otherwise set forth in the Letter Agreement).

Charges associated with the MOU would be recognized over the term of the agreement as a component of income from discontinued operations to the extent liabilities become probable and estimable.

The parties will cooperate in good faith to enter into additional agreements reflecting the terms set forth in the MOU on or prior to February 28, 2021.

The foregoing description of the MOU contained herein is a summary and is qualified in its entirety by reference to the full text of the MOU, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Settlement of Ohio MDL Personal Injury Cases

On January 21, 2021, EID and Chemours entered into settlement agreements with plaintiffs’ counsel representing the Ohio MDL plaintiffs providing for a settlement of all cases and claims in the Ohio MDL, except as noted below (the “Settlement”). The total settlement amount is approximately $83 million in cash with each of the Company and EID contributing approximately $27 million and Chemours contributing approximately $29 million. The Settlement was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by the Company, Corteva, EID or Chemours. The case of Travis and Julie Abbott v. E. I. du Pont de Nemours and Company is not included in the settlement and is presently pending motions for new trial.

Press Release

On January 22, 2021, the Company, Chemours and Corteva issued a joint press release announcing the MOU and the other matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected performance under and impact of the cost sharing arrangement by and between DuPont, Corteva and Chemours related to future eligible PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of final agreements related to the cost sharing arrangement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the performance by each of the parties of their respective obligations under the cost sharing arrangement; and the risks, uncertainties and other factors discussed in DuPont’s annual report on Form 10-K for the year ended December 31, 2019 and its subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. DuPont does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Memorandum of Understanding, dated January 22, 2021, by and among DuPont de Nemours, Inc., Corteva, Inc., E. I. du Pont de Nemours and Company and The Chemours Company

99.1	Press Release, dated January 22, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date: January 22, 2021	By:	/s/ Michael G. Goss
	Name:	Michael G. Goss
	Title:	Vice President and Controller